Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements of Plantronics, Inc.

On October 2, 2009, Plantronics, Inc. (“Plantronics” or “the Company”) and certain of its foreign subsidiaries entered into an Asset Purchase Agreement (the “Agreement”) with Audio Technologies Acquisition, LLC, a Delaware limited liability corporation (“the Purchaser”) an affiliate of Prophet Equity, L.P., a Southlake, Texas based private equity firm, for the sale of certain assets of Altec Lansing, the Audio Entertainment Group (“AEG”) business segment of the Company (the “Transaction”), for a purchase price of $18 million in cash, subject to certain post-closing adjustments.  Pursuant to the Agreement, the Purchaser will acquire substantially all the assets associated with the AEG business, including customer and vendor contracts, certain patents and trademarks and other intellectual property, inventory, property, plant and equipment, and the name Altec Lansing.  In addition, the Purchaser will assume certain liabilities related to AEG.

On December 1, 2009, Plantronics entered into a First Amendment to the Asset Purchase Agreement (the “Amendment”)  by and among Altec Lansing, LLC (f/k/a Audio Technologies Acquisition, LLC), a Delaware limited liability company (“Altec”), Audio Technologies Acquisition B.V., a private limited liability company organized under the laws of the Netherlands (“Altec B.V.”), Plantronics and Plantronics B.V., a private limited liability company organized under the laws of the Netherlands (“Plantronics BV”) which amends the Agreement, dated as of October 2, 2009 by and among the Purchaser, Plantronics and Plantronics B.V. (as amended by the Amendment, the “Purchase Agreement”).  Altec and Altec B.V. are collectively referred to herein as the “Purchasers”. The Purchasers are affiliates of Prophet Equity, L.P.

The Amendment (i) extended the termination date of the Purchase Agreement to December 1, 2009, (ii) reduced the purchase price by $1,800,000 to account for the change in the estimated value of net assets being delivered at closing together with the negotiated after-tax value of Altec Lansing's income in November, (iii) addressed certain employee matters and (iv) made certain other changes as set forth in the Amendment.  Plantronics and certain of its affiliates completed the sale of Altec Lansing, its AEG business segment, to the Purchasers on December 1, 2009.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2009 set forth below has been presented after giving effect to the sale of AEG as if it had occurred on September 30, 2009.  The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six month period ended September 30, 2008 and 2009 and the fiscal years ended March 31, 2007, 2008 and 2009, set forth below has been presented after giving effect to the sale of AEG as if it had occurred on April 1, 2006. The Company will account for the sale of AEG as a discontinued operation in its consolidated financial statements effective in the third quarter of fiscal 2010 for all periods presented.

The unaudited pro forma consolidated financial information has been provided for informational purposes and should not be considered indicative of the financial condition or results of operations that would have been achieved had the divestiture occurred as of the periods presented. In addition, the unaudited pro forma financial information does not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The unaudited pro forma financial statement information, including the notes thereto, should be read in conjunction with the historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended March 31, 2009 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

PLANTRONICS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
	As of September 30, 2009

		Sale of Altec
	Historical	Lansing (1)		Pro Forma
ASSETS
Cash and cash equivalents	$244,170	$11,075	a	$255,245
Short-term investments	24,999	-		24,999
Total cash, cash equivalents, and
short-term investments	269,169	11,075		280,244
Accounts receivable, net	103,003	4,795	d	107,798
Inventory, net	100,024	(21,998)	c	78,026
Deferred income taxes	12,765	-		12,765
Other current assets	17,191	5,125	b	22,316
Assets held for sale	9,267	-		9,267
Total current assets	511,419	(1,003)		510,416
Long-term investments	22,015	-		22,015
Property, plant and equipment, net	71,224	(828)	c	70,396
Intangibles, net	4,067	-		4,067
Goodwill	14,005	-		14,005
Other assets	10,978	-		10,978
Total assets	$633,708	$(1,831)		$631,877

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$34,315	$-		$34,315
Accrued liabilities	54,005	(1,097)	d	52,908
Total current liabilities	88,320	(1,097)		87,223
Long-term income taxes payable	14,215	-		14,215
Other long-term liabilities	991	-		991
Total liabilities	103,526	(1,097)		102,429
Stockholders' equity	530,182	(734)	e	529,448
Total liabilities and stockholders' equity	$633,708	$(1,831)		$631,877

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1)	Effective December 1, 2009, Plantronics and certain of its affiliates completed the sale of Altec Lansing, its Audio Entertainment Group ("AEG") business segment. The adjustments presented represent the removal of the book value of assets and liabilities based on their carrying amounts at September 30, 2009 that would transfer as part of the sale. The value of the assets and liabilities that will actually transfer upon the sale will differ from the amounts presented.

The pro forma adjustments are as follows:

	a.	To record the cash consideration received from the Purchaser.

	b.	To record the escrow amounts due from the Purchaser at future dates.

	c.	To eliminate the assets sold to Purchaser.

	d.	To eliminate the liabilities assumed by Purchaser, including sales-related reserves assumed by the Purchaser.

	e.	Solely for purposes of the pro-forma balance sheet, to record the preliminary loss on the sale of AEG as if the transaction had been consummated on September 30, 2009 applying the actual purchase price to the net assets as of September 30, 2009. The loss calculation is preliminary and will change upon the finalization of Plantronics' financial statements for the quarter ended December 31, 2009, including the completion of the income tax accounting associated with the sale. Plantronics expects to record a pre-tax loss of approximately $0.7 million calculated as follows:

Proceeds from sale	$16,200
Assets sold	(22,826)
Liabilities assumed, including sales related reserves	5,892
Pro forma estimated loss on sale	$(734)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Six Months Ended				Six Months Ended
	September 30, 2008				September 30, 2009

		Sale of Altec				Sale of Altec
	Historical	Lansing (1)		Pro Forma	Historical	Lansing (1)		Pro Forma

Net revenues	$436,020	$(42,144)		$393,876	$327,540	$(41,920)		$285,620
Cost of revenues	251,368	(39,408)		211,960	187,298	(34,613)		152,685
Gross profit	184,652	(2,736)		181,916	140,242	(7,307)		132,935

Research, development and engineering	38,545	(4,469)		34,076	30,258	(3,047)		27,211
Selling, general and administrative	96,143	(10,835)		85,308	74,921	(8,824)		66,097
Restructuring and other related charges	235	(235)		-	1,454	(19)		1,435
Impairment of long-lived assets	-	-		-	25,194	(25,194)		-
Total operating expenses	134,923	(15,539)		119,384	131,827	(37,084)		94,743
Operating income	49,729	12,803		62,532	8,415	29,777		38,192

Interest and other income (expense), net	(1,630)	-		(1,630)	2,231	-		2,231
Income before income taxes	48,099	12,803		60,902	10,646	29,777		40,423
Income tax expense	9,957	4,845	(3)	14,802	742	11,280	(3)	12,022
Net income	$38,142	$7,958		$46,100	$9,904	$18,497		$28,401

Earnings per common share:
Basic	$0.78	$0.16		$0.95	$0.20	$0.38		$0.58
Diluted	$0.77	$0.16		$0.93	$0.20	$0.38		$0.58

Shares used in computing earnings per share:
Basic	48,738	48,738		48,738	48,632	48,632		48,632
Diluted	49,362	49,362		49,362	49,118	49,118		49,118

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Year Ended
	March 31, 2009

		Sale of Altec
	Historical	Lansing (1)		Pro Forma

Net revenues	$765,619	$(91,029)		$674,590
Cost of revenues	469,591	(86,932)		382,659
Gross profit	296,028	(4,097)		291,931

Research, development and engineering	72,061	(8,221)		63,840
Selling, general and administrative	175,601	(19,923)		155,678
Restructuring and other related charges	12,074	(1,122)		10,952
Impairment of goodwill and long-lived assets	117,464	(117,464)		-
Total operating expenses	377,200	(146,730)		230,470
Operating income (loss)	(81,172)	142,633		61,461

Interest and other income (expense), net	(3,544)	-		(3,544)
Income (loss) before income taxes	(84,716)	142,633		57,917
Income tax expense (benefit)	(19,817)	33,094	(3)	13,277
Net income (loss)	$(64,899)	$109,539		$44,640

Earnings (loss) per common share:
Basic	$(1.34)	$2.25		$0.92
Diluted	$(1.34)	$2.25		$0.91

Shares used in computing earnings (loss) per share:
Basic	48,589	48,589		48,589
Diluted	48,589	48,589		48,947	(2)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Year Ended
	March 31, 2008

		Sale of Altec
	Historical	Lansing (1)		Pro Forma

Net revenues	$856,286	$(108,351)		$747,935
Cost of revenues	507,181	(103,318)		403,863
Gross profit	349,105	(5,033)		344,072

Research, development and engineering	76,982	(11,249)		65,733
Selling, general and administrative	189,156	(25,983)		163,173
Restructuring and other related charges	3,584	(3,584)		-
Total operating expenses	269,722	(40,816)		228,906
Operating income	79,383	35,783		115,166

Interest and other income, net	5,854	-		5,854
Income before income taxes	85,237	35,783		121,020
Income tax expense	16,842	12,573	(3)	29,415
Net income	$68,395	$23,210		$91,605

Earnings per common share:
Basic	$1.42	$0.48		$1.90
Diluted	$1.39	$0.47		$1.87

Shares used in computing earnings per share:
Basic	48,232	48,232		48,232
Diluted	49,090	49,090		49,090

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Year Ended
	March 31, 2007

		Sale of Altec
	Historical	Lansing (1)		Pro Forma

Net revenues	$800,154	$(123,640)		$676,514
Cost of revenues	491,339	(110,305)		381,034
Gross profit	308,815	(13,335)		295,480

Research, development and engineering	71,895	(10,312)		61,583
Selling, general and administrative	182,108	(30,251)		151,857
Gain on sale of land	(2,637)	-		(2,637)
Total operating expenses	251,366	(40,563)		210,803
Operating income	57,449	27,228		84,677

Interest and other income, net	4,089	-		4,089
Income before income taxes	61,538	27,228		88,766
Income tax expense	11,395	10,314	(3)	21,709
Net income	$50,143	$16,914		$67,057

Earnings per common share:
Basic	$1.06	$0.36		$1.42
Diluted	$1.04	$0.35		$1.40

Shares used in computing earnings per share:
Basic	47,361	47,361		47,361
Diluted	48,020	48,020		48,020

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(1)	These adjustments reflect the elimination of the historical operations of Altec Lansing, the Audio Entertainment Group (“AEG”) business segment of the Company for the six months ended September 30, 2008 and 2009 and the fiscal years ended March 31, 2007, 2008 and 2009. The Company's fiscal year ends on the Saturday closest to the last day of March. For purposes of presentation, the Company has indicated its accounting year as ending on March 31. Effective as of December 1, 2009, the sale of AEG was completed. The Company will account for the sale of AEG as a discontinued operation in its consolidated financial statements effective in the third quarter of fiscal 2010 for all periods presented.

(2)	As the Company incurred a GAAP net loss for the year ended March 31, 2009, the inclusion of stock options in the shares used for computing diluted earnings per share would have been anti-dilutive and would have reduced the net loss per share. However, as we have pro forma net income, the diluted shares used for the pro forma diluted earnings per share includes the effect of stock options.

(3)	Pro forma income tax expense is based on preliminary estimates and subject to change upon completion of the tax accounting related to the discontinued operations.